SLM Student Loan Trust 2003-6
Quarterly Servicing Report
Report Date: 11/30/2004 Reporting Period: 9/1/04-11/30/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		8/31/2004	Activity	11/30/2004
A	i	Portfolio Balance	$709,066,768.01	($59,928,516.04)	$649,138,251.97
	ii	Interest to be Capitalized	12,033,416.08		10,406,870.19

	iii	Total Pool	$721,100,184.09		$659,545,122.16

	iv	Specified Reserve Account Balance	1,802,750.46		1,648,862.81

	v	Total Adjusted Pool	$722,902,934.55		$661,193,984.97

B	i	Weighted Average Coupon (WAC)	3.221%		3.270%
	ii	Weighted Average Remaining Term	123.48		122.44
	iii	Number of Loans	167,836		157,378
	iv	Number of Borrowers	97,649		92,100
	v	Aggregate Outstanding Principal Balance - T-Bill	$118,215,938.90		$108,670,098.99
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$602,884,245.19		$550,875,023.17

						% of		% of
	Notes			Spread	Balance 9/15/04	O/S Securities*	Balance 12/15/04	O/S Securities*
C	i	A-1 Notes	78442GGY6	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GGZ3	0.030%	159,847,934.55	22.112%	98,138,984.97	14.843%
	iii	A-3 Notes	78442GHA7	0.090%	177,000,000.00	24.485%	177,000,000.00	26.770%
	iv	A-4 Notes	78442GHB5	0.200%	355,597,000.00	49.190%	355,597,000.00	53.781%
	vi	B Notes	78442GHC3	0.530%	30,458,000.00	4.214%	30,458,000.00	4.607%

	vii	Total Notes			$722,902,934.55	100.000%	$661,193,984.97	100.001%

	*Percentages may not total 100% due to rounding.

	Reserve Account		9/15/2004	12/15/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,802,750.46	$1,648,862.81
	iv	Reserve Account Floor Balance ($)	$1,005,203.00	$1,005,203.00
	v	Current Reserve Acct Balance ($)	$1,802,750.46	$1,648,862.81

	Capitalized Interest Account		9/15/2004	12/15/2004
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

II. 2003-6 Transactions from: 8/31/2004 through: 11/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$60,793,858.77
	ii	Principal Collections from Guarantor	2,421,033.46
	iii	Principal Reimbursements	64,129.12
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$63,279,021.35

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$40,469.42
	ii	Capitalized Interest	(3,390,974.73)

	iii	Total Non-Cash Principal Activity	$(3,350,505.31)

C	Total Student Loan Principal Activity		$59,928,516.04

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,315,271.41
	ii	Interest Claims Received from Guarantors	76,591.08
	iii	Collection Fees/Returned Items	23,248.94
	iv	Late Fee Reimbursements	93,994.79
	v	Interest Reimbursements	33,067.67
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	1,043,939.79
	viii	Subsidy Payments	1,395,786.06

	ix	Total Interest Collections	$4,981,899.74

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$65.41
	ii	Capitalized Interest	3,390,974.73

	iii	Total Non-Cash Interest Adjustments	$3,391,040.14

F	Total Student Loan Interest Activity		$8,372,939.88

G.	Non-Reimbursable Losses During Collection Period		$31,848.22
H.	Cumulative Non-Reimbursable Losses to Date		$206,948.64

III. 2003-6 Collection Account Activity 8/31/2004 through 11/30/2004

A	Principal Collections
	i	Principal Payments Received	$8,338,373.01
	ii	Consolidation Principal Payments	54,876,519.22
	iii	Reimbursements by Seller	(3,259.50)
	iv	Borrower Benefits Reimbursed	41,372.55
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	26,016.07

	vii	Total Principal Collections	$63,279,021.35

B	Interest Collections
	i	Interest Payments Received	$3,965,054.40
	ii	Consolidation Interest Payments	866,533.94
	iii	Reimbursements by Seller	1.99
	iv	Borrower Benefits Reimbursed	28,737.36
	v	Reimbursements by Servicer	3,581.10
	vi	Re-purchased Interest	747.22
	vii	Collection Fees/Returned Items	23,248.94
	viii	Late Fees	93,994.79

	ix	Total Interest Collections	$4,981,899.74

C	Other Reimbursements		$21,250.86

D	Reserves in Excess of the Requirement		$153,887.65

F	Administrator Account Investment Income		$—

G	Investment Earnings for Period in Trust Accounts ( VI-D)		$151,481.21

H	Funds Released from Capitalized Interest Account		$—

I	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$68,587,540.81

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,054,122.21)

J	NET AVAILABLE FUNDS		$67,533,418.60

K	Servicing Fees Due for Current Period		$510,139.37

L	Carryover Servicing Fees Due		$—

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$530,139.37

IV. 2003-6 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004	8/31/2004	11/30/2004
INTERIM:
In School
Current	2.770%	2.770%	50,962	46,090	30.364%	29.286%	$234,363,861.49	$214,515,943.38	33.052%	33.046%

Grace
Current	2.770%	2.770%	19,686	8,985	11.729%	5.709%	$106,451,193.75	$41,679,311.75	15.013%	6.421%

TOTAL INTERIM	2.770%	2.770%	70,648	55,075	42.093%	34.995%	$340,815,055.24	$256,195,255.13	48.065%	39.467%
REPAYMENT
Active
Current	3.817%	3.717%	45,069	52,179	26.853%	33.155%	$166,572,320.36	$203,467,177.90	23.492%	31.344%
31-60 Days Delinquent	3.674%	3.787%	4,893	4,113	2.915%	2.613%	17,933,945.68	13,623,338.72	2.529%	2.099%
61-90 Days Delinquent	3.717%	3.781%	2,889	2,510	1.721%	1.595%	9,479,105.07	8,511,278.58	1.337%	1.311%
91-120 Days Delinquent	3.769%	3.766%	2,221	1,691	1.323%	1.074%	6,731,948.60	5,371,262.49	0.949%	0.827%
> 120 Days Delinquent	3.725%	3.705%	7,458	6,912	4.444%	4.392%	23,777,358.53	21,471,600.24	3.353%	3.308%

Deferment
Current	3.046%	3.009%	15,978	17,077	9.520%	10.851%	66,817,294.66	67,807,711.44	9.423%	10.446%

Forbearance
Current	3.703%	3.702%	18,152	16,123	10.815%	10.245%	75,340,107.81	67,357,858.31	10.625%	10.377%

TOTAL REPAYMENT	3.636%	3.594%	96,660	100,605	57.592%	63.926%	$366,652,080.71	$387,610,227.68	51.709%	59.712%
Claims in Process (1)	3.954%	3.653%	520	1,687	0.310%	1.072%	$1,585,093.20	$5,312,053.29	0.224%	0.818%
Aged Claims Rejected (2)	3.406%	3.370%	8	11	0.005%	0.007%	$14,538.86	$20,715.87	0.002%	0.003%
GRAND TOTAL	3.221%	3.270%	167,836	157,378	100.000%	100.000%	$709,066,768.01	$649,138,251.97	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

* Percentages may not total 100% due to rounding.

V. 2003-6 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL – Subsidized	3.196%	88,478	$296,033,923.77	45.604%
- GSL – Unsubsidized	3.081%	58,711	281,375,934.76	43.346%
- PLUS Loans	4.225%	9,424	68,791,814.89	10.597%
- SLS Loans	5.458%	765	2,936,578.55	0.452%

- Total	3.270%	157,378	$649,138,251.97	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.247%	125,444	$570,406,119.61	87.871%
-Two Year	3.394%	23,079	56,174,911.76	8.654%
-Technical	3.528%	8,833	22,476,786.23	3.463%
-Other	5.077%	22	80,434.37	0.012%

- Total	3.270%	157,378	$649,138,251.97	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-6 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period	$4,191,090.91
B	Interest Subsidy Payments Accrued During Collection Period	1,289,650.98
C	SAP Payments Accrued During Collection Period	1,476,939.79
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)	151,481.21
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$7,109,162.89

VII. 2003-6 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	—	0.00000%

B	Class A-2 Interest Rate	0.004828056	(9/15/04—12/15/04)	1.91000%

C	Class A-3 Interest Rate	0.004979722	(9/15/04—12/15/04)	1.97000%

D	Class A-4 Interest Rate	0.005257778	(9/15/04—12/15/04)	2.08000%

F	Class B Interest Rate	0.006091944	(9/15/04—12/15/04)	2.41000%

VIII. 2003-6 Inputs From Original Data 8/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$709,066,768.01
	ii	Interest To Be Capitalized	12,033,416.08

	iii	Total Pool	$721,100,184.09
	iv	Specified Reserve Account Balance	1,802,750.46

	v	Total Adjusted Pool	$722,902,934.55

B	Total Note and Certificate Factor		0.71204075287
C	Total Note Balance		$722,902,934.55

D	Note Balance 9/15/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000	0.5926879	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$0.00	$159,847,934.55	$177,000,000.00	$355,597,000.00	$30,458,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$1,802,750.46
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-6 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$67,533,418.60	$67,533,418.60

B	Primary Servicing Fees-Current Month		$510,139.37	$67,023,279.23

C	Administration Fee		$20,000.00	$67,003,279.23

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$67,003,279.23
	ii	Class A-2	$771,754.71	$66,231,524.52
	iii	Class A-3	$881,410.83	$65,350,113.69
	iv	Class A-4	$1,869,650.00	$63,480,463.69
	vi	Class B	$185,548.44	$63,294,915.25

	vii	Total Noteholder’s Interest Distribution	$3,708,363.98

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$63,294,915.25
	ii	Class A-2	$61,708,949.58	$1,585,965.67
	iii	Class A-3	$0.00	$1,585,965.67
	iv	Class A-4	$0.00	$1,585,965.67
	vi	Class B	$0.00	$1,585,965.67

	vii	Total Noteholder’s Principal Distribution	$61,708,949.58

F	Increase to the Specified Reserve Account Balance		$0.00	$1,585,965.67

G	Carryover Servicing Fees		$0.00	$1,585,965.67

H	Excess to Certificate Holder		$1,585,965.67	$0.00

X. 2003-6 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$0.00	$771,754.71	$881,410.83	$1,869,650.00	$185,548.44
	ii	Quarterly Interest Paid		0.00	771,754.71	$881,410.83	$1,869,650.00	185,548.44

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$61,708,949.58	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		0.00	$61,708,949.58	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$62,480,704.29	$881,410.83	$1,869,650.00	$185,548.44

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 11/30/04		$722,902,934.55
	ii	Adjusted Pool Balance 11/30/04		661,193,984.97

	iii	Notes Balance Exceeding Adjusted Pool Balance (i-ii)		$61,708,949.58

	iv	Adjusted Pool Balance 8/31/04		$722,902,934.55
	v	Adjusted Pool Balance 11/30/04		661,193,984.97

	vi	Current Principal Due (iv-v)		$61,708,949.58
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$61,708,949.58

	ix	Principal Distribution Amount Paid		$61,708,949.58

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$61,708,949.58
D		Total Interest Distribution		3,708,363.98

E		Total Cash Distributions		$65,417,313.56

F	Note Balances			9/15/2004	12/15/2004
	i	A-1 Note Balance	78442GGY6	$—	$—
		A-1 Note Pool Factor		0.0000000	0.0000000

	ii	A-2 Note Balance	78442GGZ3	$159,847,934.55	$98,138,984.97
		A-2 Note Pool Factor		0.5926879	0.3638820

	iii	A-3 Note Balance	78442GHA7	$177,000,000.00	$177,000,000.00
		A-3 Note Pool Factor		1.0000000	1.0000000

	iv	A-4 Note Balance	78442GHB5	$355,597,000.00	$355,597,000.00
		A-4 Note Pool Factor		1.0000000	1.0000000

	vi	B Note Balance	78442GHC3	$30,458,000.00	$30,458,000.00
		B Note Pool Factor		1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$1,802,750.46
	ii	Deposits to correct Shortfall			$—
	iv	Total Reserve Account Balance Available			$1,802,750.46
	v	Required Reserve Account Balance			$1,648,862.81

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve – Release to Collection Account			$153,887.65
	viii	Ending Reserve Account Balance			$1,648,862.81

XI. 2003-6 Historical Pool Information

			9/1/04-11/30/04	6/1/04-8/31/04	3/1/04-5/31/04	12/1/03-2/29/04	9/1/03-11/30/03	5/5/03-8/31/03
Beginning Student Loan Portfolio Balance			$709,066,768.01	$784,778,926.41	$813,521,103.52	$875,235,689.47	$935,887,610.72	$995,407,788.26
	Student Loan Principal Activity
	i	Regular Principal Collections	$60,793,858.77	$73,795,505.45	$26,186,211.11	$60,697,983.74	$62,628,330.36	$59,146,050.81
	ii	Principal Collections from Guarantor	2,421,033.46	4,126,198.29	3,961,351.16	3,072,421.26	1,021,755.49	592,184.02
	iii	Principal Reimbursements	64,129.12	69,193.65	108,842.97	61,259.60	436,290.12	1,913,457.00
	iv	Other System Adjustments	—	—	—	—	—	—

	v	Total Principal Collections	$63,279,021.35	$77,990,897.39	$30,256,405.24	$63,831,664.60	$64,086,375.97	$61,651,691.83
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$40,469.42	$89,650.40	$67,617.58	$61,817.30	$185,133.80	$443,802.05
	ii	Capitalized Interest	(3,390,974.73)	(2,368,389.39)	(1,581,845.71)	(2,178,895.95)	(3,619,588.52)	(2,575,316.34)

	iii	Total Non-Cash Principal Activity	$(3,350,505.31)	$(2,278,738.99)	$(1,514,228.13)	$(2,117,078.65)	$(3,434,454.72)	$(2,131,514.29)
(-)	Total Student Loan Principal Activity		$59,928,516.04	$75,712,158.40	$28,742,177.11	$61,714,585.95	$60,651,921.25	$59,520,177.54
	Student Loan Interest Activity
	i	Regular Interest Collections	$2,315,271.41	$2,386,562.63	$1,940,165.54	$2,324,606.22	$2,660,327.49	$3,488,895.87
	ii	Interest Claims Received from Guarantors	76,591.08	158,481.37	154,318.82	113,036.15	24,779.16	5,694.07
	iii	Collection Fees/Returned Items	23,248.94	18,785.30	12,634.40	12,485.06	9,089.87	6,296.74
	iv	Late Fee Reimbursements	93,994.79	107,346.83	86,051.39	87,441.89	70,561.52	107,237.85
	v	Interest Reimbursements	33,067.67	206,308.28	237,933.62	7,535.18	62,129.67	163,188.41
	vi	Other System Adjustments	—	—	—	—	—	—
	vii	Special Allowance Payments	1,043,939.79	266,339.13	36,075.92	54,259.27	45,720.43	—
	viii	Subsidy Payments	1,395,786.06	1,577,899.39	1,677,223.94	1,936,474.00	3,933,790.64	—

	ix	Total Interest Collections	$4,981,899.74	$4,721,722.93	$4,144,403.63	$4,535,837.77	$6,806,398.78	$3,771,312.94
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$65.41	$(1,029.47)	$(6,717.78)	$(393.92)	$(158,763.75)	$(351,780.32)
	ii	Capitalized Interest	3,390,974.73	2,368,389.39	1,581,845.71	2,178,895.95	3,619,588.52	2,575,316.34

	iii	Total Non-Cash Interest Adjustments	$3,391,040.14	$2,367,359.92	$1,575,127.93	$2,178,502.03	$3,460,824.77	$2,223,536.02

	Total Student Loan Interest Activity		$8,372,939.88	$7,089,082.85	$5,719,531.56	$6,714,339.80	$10,267,223.55	$5,994,848.96
(=)	Ending Student Loan Portfolio Balance		$649,138,251.97	$709,066,768.01	$784,778,926.41	$813,521,103.52	$875,235,689.47	$935,887,610.72
(+)	Interest to be Capitalized		$10,406,870.19	$12,033,416.08	$12,483,647.57	$11,542,135.61	$11,149,085.17	$12,199,237.89

(=)	TOTAL POOL		$659,545,122.16	$721,100,184.09	$797,262,573.98	$825,063,239.13	$886,384,774.64	$948,086,848.61

(+)	Reserve Account Balance		$1,648,862.81	$1,802,750.46	$1,993,156.43	$2,062,658.10	$2,215,961.94	$2,370,217.12

(=)	Total Adjusted Pool		$661,193,984.97	$722,902,934.55	$799,255,730.41	$827,125,897.23	$888,600,736.58	$950,457,065.73

XII. 2003-6 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Sep-03	$948,086,849	15.31%
Dec-03	$886,384,775	18.40%
Mar-04	$825,063,239	19.56%
Jun-04	$797,262,574	17.25%
Sep-04	$721,100,184	19.78%
Dec-04	$659,545,122	20.87%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.